                                                                    EXHIBIT 4(h)

                              "ENGLISH TRANSLATION"

   FINANCING CONTRACT THROUGH OPENING OF CREDIT LINE NO. 00.2.608.3.1 BETWEEN
     BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES AND TELMA
         CELULAR S.A., WITH INTERVENIENCE OF THIRD PARTIES, AS FOLLOWS:

Banco Nacional de Desenvolvimento Economico e Social - BNDES, hereby referred to just as BNDES, a federal public company with head office in Brasilia, Distrito Federal, and with services in this city at Avenida Republica do Chile No. 100, registered with CNPJ under no. 33.657.248/0001-89 hereby represented by the undersigned representatives; and

TELMA CELULAR S.A., hereafter referred to as BENEFICIARY, a joint stock company with head offices in the City of Sao Luiz do Maranhao, at Avenida Colares Moreira, Quadra 01, Lote 02, Ed. Planta Tower, Jardim Renascenca, registered with CNPJ under no. 02.340.278/0001-33, hereby represented by the undersigned representatives, and appearing also, in the capacity of INTERVENIENTS:

        (I) TELE NORTE CELULAR PARTICIPACOES S.A., stock company, with head office in the City of Brasilia, Distrito Federal, at SCN Quadra 03 Bloco A, Sobre Loja, Asa Norte, registered with CNPJ under no. 02.558.118/0001-65;

        (II) TELPART PARTICIPACOES S.A., stock company, with head office in the City of Rio de Janeiro, State of Rio de Janeiro, at Avenida Presidente Wilson, 231 - 28(0)andar, Centro, registered with CNPJ under no. 02.591.814/0001-73, hereby represented by the undersigned representatives;

        (III) TELEPARA CELULAR S.A. a stock company with head office in the City of Belem, in the State of Para, at Travessa Rui Barbosa 931, 8(0) andar, Reduto, registered with CNPJ under No. 02.361.554/0001-40, hereby represented by the undersigned representatives.

        (IV) TELEAMAPA CELULAR S.A. a stock company with head office in the City of Macapa, in the State of Amapa, at Avenida General Gurjao No. 45, Centro, registered with CNPJ under No.
                02.333.355/0001-28, hereby represented by the undersigned representatives.

        (V) TELAMAZON CELULAR S.A. a stock company with head office in the City of Manaus, in the State of Amazonas, at Avenida Guilherme Moreira No. 147, Centro, registered with CNPJ under No. 02.322.103/0001-01, hereby represented by the undersigned representatives.

        (VI) TELAIMA CELULAR S.A. a stock company with head office in the City of Boa Vista, in the State of Roraima, at Avenida Capitao Ene Garcez No. 154, Centro, registered with CNPJ under No. 02.369.651/0001-89, hereby represented by the undersigned representatives.

hereby agree according to the following provisions:

ARTICLE ONE

CONTRACT NATURE, VALUE AND PURPOSE

BNDES opens through this contract a credit line in favor of the BENEFICIARY divided in 2 (two) sub-credits in the following amounts:

        (I) SUB-CREDIT "A": in the amount of R$ 34,686,900.00 (thirty four million six hundred and eighty-six thousand nine hundred Reais) to be provided from BNDES' ordinary resources, which consist,


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                among other sources, of funds from the Fundo de Amparo ao
                Trabalhador - FAT (Worker's Support Fund), funds from the FAT - Special Deposits and from the PIS/PASEP Participation Fund, allocated in accordance with the legislation applicable to each individual source and in compliance with the provisions of Article Three, SOLE PARAGRAPH;

        (II) SUB-CREDIT "B": in the amount of R$ 14,092,500.00 (fourteen million ninety-two thousand five hundred Reais) considering the base-date of November 15th 2000, to be provided from foreign currency funds borrowed by BNDES and assigned according to Resolution no. 635/87 of January 13, 1987 issued by BNDES' Board of Directors, subject to the provisions of Article Two concerning the value updating of this Sub-credit.

                                 SOLE PARAGRAPH

        This credit line is intended for the expansion and modernization of the "A" Band of the mobile cellular telephone system in the States of Amapa, Amazonas, Maranhao, Para and Roraima, as well as for the repayment, partially or totally of the bridging loan granted through Contracts for Opening of Fixed Credits [Bridge Loan Program - Ponte-DIR-502/99] executed between the BANCO ALFA DE INVESTIMENTOS S.A. and TELMA CELULAR S.A, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., on November 8th, 1999, in the total amount of R$ 36,942,000.00 [thirty six million, nine hundred and forty two thousand Reais].

ARTICLE TWO

VALUE UPDATING OF SUB-CREDIT "B"

The portion of Sub-credit "B" not drawn will be updated as of the base date of November 15, 2000 set forth under Article One, item II, up to the drawing date in accordance with the weighed average of the exchange variations applicable to the funds borrowed by BNDES in foreign currency without connection to loans under specific conditions, subject to the provisions of Article Eight below.

ARTICLE THREE

CREDIT AVAILABILITY

The credit will be made available to the BENEFICIARY in parcels upon the compliance with the utilization-suspending conditions referred to under Article Seventeen, as a function of the requirements for the implementation of the financed project, subject to BNDES's financing schedule, which depends on the resource allocation defined by the National Monetary Council.

                                 SOLE PARAGRAPH

        The value of each parcel of Sub-credits "A" and "B" to be made available to the BENEFICIARY shall be calculated in accordance with the criterion set forth in the law that created the Long Term Interest Rate (Taxa de Juros de Longo Prazo - TJLP) for determining the debt balances of financing contracted by BNDES System until November 30, 1994.

ARTICLE FOUR

INTERESTS DUE ON SUB-CREDITS "A"

The principal of the BENEFICIARY's debt resulting from Sub-credits "A" is subject to interests at the rate of 3.8% (three point eight percent) per annum (for the sake of spread) over the Long Term Interest Rate - TJLP published by Banco Central do Brasil (Brazilian Central Bank), calculated as follows:


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        (I)     When TJLP is higher than 6% (six percent) per annum:

                a) The amount corresponding to the TJLP portion above 6% (six percent) per annum shall be capitalized on the 15th (fifteenth) day of each month during the effectiveness of this Contract and on its expiry or settlement, subject to the provisions of Article Twenty Four, and calculated according to the following capitalization term, taking into consideration all the financial events occurred in the period:

                        TC = [(1 + TJLP)/1.06]n-360 - 1 (capitalization term equals to, open brackets, ratio of TJLP plus the unit to one and six hundredth, close brackets, raised to the power corresponding to the ratio of "n" to three hundred sixty, and deducting one unit from such a result), where:

                        TC - capitalization term;

                        TJLP - Long Term Interest Rate published by Brazilian Central Bank; and

                        n - number of days between the financial event date and the date of capitalization, maturity or settlement of the obligation, being considered a financial event any and all facts of financial nature from which the debt balance under this Contract is or may be changed.

                b) The percentage of 3.8% (three point eight percent) per annum above the TJLP (spread) mentioned in the caption of this Article plus the non-capitalized portion of the TJLP of 6% (six percent) per annum shall be calculated on the debit balance on the interest maturity dates mentioned in Paragraph Two or on the date of expiry or settlement of this Contract, subject to the provision of item "a" and considering, for the purpose of calculating the daily interest, the number of days between the date of each financial event and the above-mentioned maturity dates.

        (II)    When TJLP is equal to or lower than 6% (six percent) per annum:

                The percentage of 3.8% (three point eight percent) per annum above the TJLP (spread) mentioned in the caption of this Article plus the TJLP shall be calculated on the debit balance on the interest maturity dates mentioned in Paragraph Two or on the date of expiry or settlement of this Contract, being considered, for the purpose of calculating the daily interest, the number of days between the date of each financial event and the above-mentioned maturity dates.

PARAGRAPH ONE

The amount referred to in item I, sub-item "a", to be capitalized and incorporated into the principal of the debt shall be payable in accordance with Article Ten, Item I.

PARAGRAPH TWO

The amount calculated in accordance with item I, sub-item "b", of item II shall be payable on a quarterly basis on the 15th (fifteenth) day of March, June, September and December of each year in the period from December 15, 2000 through December 15, 2001, and on monthly basis as of January 15, 2001, together with the parcels relative to the amortization of the principal, and on the expiry or settlement of this Contract, subject to the provisions of Article Twenty Three.


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PARAGRAPH THREE

In case of utilization of funds from the PIS/PASEP Participation Fund contemplated in Supplementary Law no. 26 of September 11, 1975, the remuneration fees due are considered to be included in the interest rate set forth in this Article, according the legislation applicable to the above-mentioned Fund.

ARTICLE FIVE

INTERESTS DUE ON SUB-CREDITS "B"

The principal of the BENEFICIARY's debt resulting from Sub-credits "B" is subject to interest at the rate of 3.8% (three point eight percent) per annum (for the sake of spread) over the variable rate readjusted on a quarterly basis on the 16th (sixteenth) day of January, April, July and October on the basis of the weighed average cost of all fees and expenses incurred by BNDES in borrowing foreign currency funds without connection with loans under specific conditions in the civil quarter immediately prior to the month of readjustment of the above-mentioned interest rate, calculated on the debt balance updated as provided for under Article Eight.

PARAGRAPH ONE

The interest shall be calculated on a daily basis by the proportional system and it is payable on the 15th (fifteenth) day of January, April, July and October of each year in the period from December 15, 2000 through January 15, 2002, and on monthly basis as of February 15, 2002, inclusive, together with the parcels relative to the amortization of the principal, and on the expiry or settlement of this Contract, subject to the provisions of Article Twenty Three.

PARAGRAPH TWO

The interest rate referred to under the caption of this Article will be published by BNDES in the Gazette (Diario Oficial da Uniao) (Section 3) on the 25th (twenty-fifth) day of January, April, July and October of each year or in the first edition subsequent to that day in case the above-mentioned official Gazette is not published on that date.

ARTICLE SIX

INCOME TAX ON CHARGES AND COMMISSIONS REMITTANCE TO FOREIGN CREDITORS

As far the Sub-credit "B" is concerned, besides the principal, the interest and other charges agreed upon, the BENEFICIARY commits to pay to BNDES, for the sake of Income Tax reimbursement, a percentage over the interests referred to in Article Five, corresponding to the weighed average Income Tax rate due on charges remitted by BNDES to foreign creditors, without connection to loans under specific conditions, in the civil quarter prior to the month of readjustment of such percentage, to be calculated, published in the Official Daily Government Gazette, being such reimbursement payable at the same time as the interests referred to under Article Five.

                                 SOLE PARAGRAPH

        The Income Tax weighed average rate referred to in the caption of this Article will be published by BNDES in the Official Daily Government Gazette (Diario Oficial da Uniao) (Section 3) on the 25th (twenty-fifth) day of January, April, July and October of each year or in the first edition subsequent to that day in case the above-mentioned official Gazette is not published on that date.

ARTICLE SEVEN

CREDIT RESERVE COMMISSION

The BENEFICIARY shall pay to BNDES a credit reserve commission of 0.1% (one tenth percent) due every 30-day (thirty) period or fraction thereof, calculated on:


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        (I)     the balance not drawn of each credit parcel, as of the day subsequent to the credit parcel availability up to the drawing date, when its payment will be due; and

        (II) on the credit not drawn as of the day subsequent to its availability up to the cancellation date upon request by the BENEFICIARY or by initiative of BNDES, which payment will be due on the request date or on the date of BNDES's decision, as the case may be.

                                 SOLE PARAGRAPH

        The incidence of the commission referred to under the above-mentioned items I and II will occur in case of establishment of a fund availability scheme.

ARTICLE EIGHT

DEBT VALUE UPDATING UNDER SUB-CREDIT "B"

The BENEFICIARY's debt balance in connection with Sub-credit "B", including the principal, compensation interests and arrears interests, Income Tax reimbursement, other expenses, commissions and other charges agreed upon, shall be updated on a daily basis by the weighed average of the exchange variations applicable to foreign funds borrowed by BNDES without connection with loans under specific conditions, as follows:

        (I) daily determination of its liabilities payable in foreign currency without connection with loans under specific conditions for the purpose of calculating the weighed averages to be applied to the exchange variations;

        (II) daily determination of the weighed average of exchange variations based on the liabilities position determined as provided for under item I, taking into account the closing sales rates of foreign currencies disclosed by the Brazilian Central Bank in the previous day.

PARAGRAPH ONE

For the purposes of item II, in case there is no official exchange rate in a given day, it will be considered the exchange rate of the previous day.

PARAGRAPH TWO

The weighed average of exchange rates referred to in this Article will be published by BNDES in the Official Daily Government Gazette (Diario Oficial da Uniao) (Section 3) on the 10th (tenth) and 25th (twenty-fifth) day of each month or in the first edition subsequent to those days in case the above-mentioned official Gazette is not published on those dates.

ARTICLE NINE

ON THE DEBT COLLECTION AND PROCESSING

The collection of the principal and charges of Sub-credits "A" and "B" shall be made through Collection Advice issued by BNDES in advance, so that the BENEFICIARY pays those obligations on the respective maturity dates.

PARAGRAPH ONE

Considering that the debt resulting from Sub-credit "B" is subject to daily updating as provided for in Article Eight, the Collection Advice referred to herein shall be issued by BNDES showing a reference value in BNDES's Monetary Unit - UMBND, which quotation shall be obtained in BNDES' Financial Management Department of the


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International Financing Area - DEFIN/AF, being the value for payment in
Brazilian currency calculated on the basis of the quotation valid for the actual payment date.

PARAGRAPH TWO

The non-receipt of the Collection Advice shall not exempt the BENEFICIARY from its obligation to pay the principal and the charges on the dates established in this Contract.

PARAGRAPH THREE

BNDES shall make available to the BENEFICIARY the information, data and calculations utilized for determining the values due.

ARTICLE TEN

AMORTIZATION

The principal of the debt resulting from each Sub-credit contemplated in this Contract shall be paid to BNDES as follows:

        (I) SUB-CREDIT "A": in 48 (forty eight) successive monthly installments, each one in the amount of the due principal of the debt under this Sub-credit divided by the number of amortization installments still not due, being the first installment due on January 15 (fifteen), 2002 and the last one on December 15 (fifteen) 2005, subject to the provisions of Article Twenty Three.

        (II) SUB-CREDIT "B": in 48 (forty eight) successive monthly installments, each one in the amount of the due principal of the debt under this Sub-credit divided by the number of amortization installments still not due, being the first installment due on February 15 (fifteen), 2002 and the last one on January 15 (fifteen) 2006, subject to the provisions of Article Twenty Three;

                                 SOLE PARAGRAPH

        The BENEFICIARY commits to settle on January 15 (fifteen), 2006, upon the payment of the last amortization installment, all the obligations under this Contract.

ARTICLE ELEVEN

GUARANTEE - RESERVE OF PAYMENT MEANS

In order to assure the payment of any obligation arising out of this Contract, such as the principal of the debt, interests, commissions, conventional penalty and fines, the BENEFICIARY and its intervenient controlled companies TELMA CELULAR S.A, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., irrevocably gives as guarantee in favor of BNDES, in an irrevocable and unchangeable form, parcels of its revenue, destined to the Beneficiary and its intervenient controlled companies - TELMA CELULAR S.A, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., derived from cellular telephone services to be deposited with a centralizing bank (Trustee) chosen in common agreement between the parties, so as to guarantee the fulfillment of the financial obligations arising out of the Contract as set forth in the "Contract for Collection, Deposit, with Intervention and other Agreements", according to the draft included in the Annex I hereof, which becomes an integral, inseverable part of this Contract, or other funds that, having the same purpose, replace them in the amount corresponding to the installments related to the principal and accessories due in each period from this date up to the final settlement of all the obligations arising out of this Contract.


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PARAGRAPH ONE

If case the blocked funds as provided for in the caption of this Article are insufficient, the BENEFICIARY and its intervenient controlled companies - TELMA CELULAR S.A, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., shall allocate, upon previous approval by BNDES, additional funds to assure to the full payment of the financial obligations arising out of this Contract.

ARTICLE TWELVE

CHANGE IN THE LEGAL CRITERION FOR REMUNERATING THE RESOURCES FROM PIS/PASEP FUND AND FAT

In the hypothesis the legal criterion for remunerating the resources allocated to BNDES from the PIS/PASEP Participation Fund and Work Support Fund - FAT is changed, the remuneration set forth in Article Four may be, at BNDES' discretion, calculated according to the new remuneration criterion applicable to such resources or such other criterion indicated by BNDES that, besides preserving the actual value of the transaction, remunerates it at the same previous level. In such a case, BNDES will advise the BENEFICIARY, in writing, about the change.

ARTICLE THIRTEEN

BENEFICIARY'S SPECIAL OBLIGATIONS

The BENEFICIARY commits itself:

        (I) to comply, as applicable, until the final settlement of the debt arising out of this Contract, with the "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" as approved by Resolution no. 665 of December 10, 1987 and partially amended by Resolution no. 775 of December 16, 1991, Resolution 863 of March 11, 1996, Resolution no. 878 of September 4, 1996, Resolution no. 894 of March 6, 1997 and Resolution 927 of April 1, 1998 all issued by BNDES's Board of Directors and published in the Official Daily Government Gazette (Section I) of December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, and April 15, 1998,
                respectively, a copy of which is hereby handed over to the BENEFICIARY, who upon being aware of their entire content declares accepting them as an inseverable, integral part of this Contract for all the legal purposes and effects;

        (II) to draw the totality of the credit, without prejudice of BNDES's right to extend such deadlines, either prior to or after their expiry, under the guarantees hereby provided, by means of express authorization by letter, irrespective of any other formality or record;

        (III) to provide training focused on job opportunities existing in the region and/or reemployment program to employ the workers in other companies if, as a function of the project referred to in Article One, the BENEFICIARY reduces its personnel during the validity of this Contract; for that purpose the BENEFICIARY must submit to BNDES' appreciation a document specifying and evidencing the conclusion of negotiations with the dismissed workers' competent representation(s);

        (IV) to adopt during the validity of this Contract measures and actions intended to avoid or correct damages to the environment, safety and work medicine that could be caused by the project referred to in Clause One;

        (V) to comply with its obligation before the environmental agencies during the validity of this Contract;


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        (VI)    to address a correspondence to the Granting Power, with copy to
                BNDES, requesting the inclusion of its debt with BNDES in the procedures relative to eventual indemnity calculation and that BNDES should be informed about any fact that could impair the purpose of the present transaction; a copy of this Contract must be attached to such correspondence;

        (VII) to pay directly to BNDES the financial obligations for the full settlement of the debt arising out of this transaction, in case such indemnity is not due;

        (VIII) to pay to BNDES for the sake of Performance Premium an amount corresponding to 0.5% (half percent) on the debt balance under this Contract calculated on the closing date of the Yearly Balance Sheet, to be paid in case the Item "Net Sales" (Net Operating Revenue) is equal to or higher than 110% (one hundred ten percent) of the Project's planned outcome according to the Projected Cash Flow in real terms (IGP-M) included as Annex II to this Contract, subject to the following:

                (a) the Performance Premium will be paid in the year subsequent to its determination in four equal installments, together with the payment of the debt principal;

                (b) the Yearly Balance Sheet adopted as a basis for calculating the Performance Premium must be audited by independent auditors registered with Comissao de Valores Mobiliarios - CVM (Securities and Exchange Commission);

        (IX) not to assign to nor commit with another creditor, without the previous agreement by BNDES, the revenues assigned as provided for in the "Contract for Collection, Deposit, with Intervention and other Agreements", which draft shall be furnished by BNDES;

        (X) to issue securities at BNDES's discretion at any time during the validity of this Contract, being such securities fully subscribed by BNDES with the partial or full utilization of the debt balance on the issuance date, subject to terms and average interest rate equivalent to those of the originally contracted transaction, as well as to agree with the subsequent public placement of such securities on the market, committing to perform all the acts required for such placement;

        (XI) to keep, during the validity of this Contract and until its final settlement, at least 4 [four] of the following financial indexes, determined half-yearly, in a balance sheet or in trial balances, audited by independent auditors registered with the Securities and Exchange Commission - CVM;

                (a) capitalization index (PL/AT): stockholder's equity divided by total assets, equal to or higher than 35% (thirty five percent);

                (b) current liquidity index (AC/PC): current assets divided by current liabilities, equal to or higher than 1.0 during the whole term of the Contract.

                (c) EBITDA margin: (EBITDA/ROLT): operating earnings before interest, taxes, depreciation and amortization divided by the net operating revenues, equal to or higher than 32% (thirty two percent);

                (d) Debt coverage index (EBITDA/PC): operating earnings before interest, taxes, depreciation and amortization divided by the current liabilities, equal to or higher than 1.00 in year 2000, and equal to or higher than 1.2 from the year 2002, inclusive, until the final settlement of all obligations arising out of the present transaction; and


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                (e)     Bank indebtedness index [DB/(EBITDA-IR)]; relation
                        between the bank debts and the EBITDA, discounting the Income Tax, equal or less than 3.0, during the whole term of the Contract.

Where:

PL = stockholder's equity, AC = current assets, PC = current liabilities (including financing for periods equal to or lower than 12 months);

EBITDA = operating earnings before interest, taxes, depreciation and amortization, ROLT = net operating revenues, excluding the handsets sales; AT = total assets; DB = Bank Debts; IR = Income Tax.

        (XII) to comply with the Brazilian legislation applicable to foreign personnel and consultancy contracting;

        (XIII) to respect the minimum nationalization indexes in the project referred to in Article One, SOLE PARAGRAPH, as required in BNDES's Telecommunication Investment Support Program (consubstantiated through excerpt of Minutes of Meeting of BNDES' Board of Director no. 08/99 of 29.03.99) for the acquisition of equipment, and installation and erection services relative to the implantation project of cellular mobile telephone service (Band A) in the Beneficiary's concession area as described under Article One, SOLE PARAGRAPH, to be approved from time to time by FINAME;

        (XIV) not to provide privileged guarantees to other creditors without the agreement by BNDES;

        (XV) to accept the inclusion in the "Contract for Collection, Deposit, with Intervention and other Agreements", which draft is in Annex I hereto, of a mechanism of guarantee account under withholding of 140% of the value corresponding to the next installment falling due in the period if the company's "Net Sales" [Net Operational Revenues] is lower than 70% of that foreseen in the cash flow agreed upon, in real terms (IGP-M), included in Annex II hereto, until such Net Operational Revenues becomes equal to or higher than the foreseen value;

        (XVI) to timely pay all its obligations with ANATEL during the validity of this Contract.

ARTICLE FOURTEEN

OBLIGATIONS OF THE INTERVENIENTS

The Intervenients TELENORTE CELULAR PARTICIPACOES S.A. and TELPART PARTICIPACOES S.A., duly qualified in the caption of this Contract, commit themselves to:

                (a) to comply with the determination of the "Dispositions Applicable to the BNDES's Contracts, which are referred at Item I, of Clause Thirteen;

                (b) to take all the necessary steps to assure the compliance with the purpose contemplated in Article One, SOLE PARAGRAPH, of the present Contract;

                (c) to implement all the required acts to assure the execution of the investment plan as submitted to BNDES;

                (d) to immediately advise BNDES about any fact or act that could hinder the compliance with the purpose referred to in Article One, SOLE PARAGRAPH, of the present Contract, particularly as far as the agreed guarantees are concerned;


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                (e)     to previously advise BNDES about any change that could
                        take place in the ownership, directly or indirectly, of the BENEFICIARY and the INTERVENIENT providing personal guarantee;

                (f) to exert its direct or indirect controlling power over the BENEFICIARY so as to comply with the concession contract with ANATEL;

                (g) to fulfill its duties and responsibilities in relation to the BENEFICIARY in accordance with articles 115, 116 and 117 of Law no. 6404 of 15.12.76.

ARTICLE FIFTEEN

OBLIGATIONS OF THE INTERVENIENTS: TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. AND TELAIMA CELULAR S.A.,

The Intervenients, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., already qualified in the preamble of this Contract, commit themselves to:

                (a) to comply with the determination of the "Dispositions Applicable to the BNDES's Contracts, which are referred at Item I, of Clause Thirteen;

                (b) to invest the received resources, derived from this present operation, solely in the execution of the project mentioned in Sole Paragraph of Clause One;

ARTICLE SIXTEEN

RECIPROCAL PROXY

The BENEFICIARY, the intervenients, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., TELENORTE CELULAR PARTICIPACOES S.A. and TELEPART PARTICIPACOES S.A. already qualified in the preamble of this Contract, hereby irrevocably constitute themselves their mutual, reciprocal proxies until the final, settlement of the debt arising out of this Contract, with powers to receive service of process, notices and legal notices, "ad judicia" powers for the general jurisdiction, which may be assigned to a counsel, all related to any judicial or extra-judicial proceedings filed against them by BNDES in connection with this Contract, and power to take all the necessary measures for the full and faithful performance of such power of attorney.

ARTICLE SEVENTEEN

CONDITIONS FOR CREDIT DRAWING

Besides the compliance with the provisions of articles 5 and 6 of the above-mentioned "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" and the "FOLLOW UP REGULATIONS AND INSTRUCTIONS" referred to in article 2 of said "PROVISIONS", the drawing against this credit is subject to the fulfillment of the following conditions:

        (I)     For drawing the first credit installment:

                (b) opening of a current account by the BENEFICIARY with BNDES;

                (c) receipt of the correspondence referred to in Article Thirteen, item VI;

                (d) presentation of the "Contract for Collection, Deposit, with Intervention and other Agreements" duly signed and registered, object of Annex I of this Contract;

                (e) submission of evidence of hiring an audit firm/specialized consultancy to attest the accomplishment of the financial indexes referred to in Article Thirteen, item XI.

        (II)    For drawing each credit installment:

                (a) non-existence of economic-financial fact that, at BNDES' discretion, may impair the execution of the project hereby financed by changing it or hindering its implementation as contemplated in the project approved by BNDES;

                (b) submission by the BENEFICIARY of Social Security Contributions Clearance (Certidao Negativa de Debito -
                        CND) issued by Instituto Nacional do Seguro Social - INSS (Social Security Institute) obtained by the BENEFICIARY through the INTERNET and checked by BNDES in the site www.mpas.gov.br;

                (c) submission of declaration that the BENEFICIARY fulfils the Brazilian legislation applicable to foreign labor and consultancy contracting;

        (III) for the use of the resources foreseen to the settlement of the Bridge Loan Contracts which are referred at the Sole Paragraph, of Clause One.

                (a) To proof before BNDES, of the compliance by the BENEFICIARY, of the conditions foreseen in the above mentioned Bridge Loan Contracts.

ARTICLE EIGHTEEN

GUARANTEE

TELE NORTE CELULAR PARTICIPACOES S.A., duly qualified in the caption hereto, accepts the present Contract in its capacity of guarantor and main payer, and hereby expressly waives the benefits of articles 1.491, 1.499 and 1.503 of the Civil Code, and 261 and 262 of the Commercial Code, being jointly liable, up to the final settlement of this Contract, for the full and faithful fulfillment of the BENEFICIARY'S obligations hereunder.

ARTICLE NINETEEN

DEFAULT

In case of default of the obligations hereunder by the BENEFICIARY and Intervenients it shall apply the provisions of articles 40 through 47 of the "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" referred to in Article Thirteen, item I.

ARTICLE TWENTY

LEGAL PROCEEDING PENALTY

In case of judicial collection of the debt arising out of this Contract, the BENEFICIARY shall pay a penalty of 10% (ten percent) on the debt principal and charges, besides the judicial and extra-judicial expenses, and attorney's fees, due as of the first order given by the competent authority in the collection pleading.

ARTICLE TWENTY-ONE

ANTICIPATED DEBT SETTLEMENT

In case of anticipated debt settlement the guarantees will be released, being applicable to the remaining obligations what provided for in Article 18, paragraph two, of the "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" referred to in Article Thirteen, item I.

ARTICLE TWENTY-TWO

ACCELERATION

BNDES may declare the anticipated expiry of this Contract being the debt payable and any disbursement immediately suspended if, besides the hypotheses contemplated in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" referred to in Article Thirteen, item I, the following facts are evidenced by BNDES:

                (a) inclusion in the articles of association, by-laws or certificate of incorporation of the BENEFICIARY or the controlling companies of a provision according to which special quorum would be required for deciding or approving matters that impose limitations or hindrances to the control of any of these companies by the respective controllers, or the inclusion in those documents of a provision that imply in:

                        i) restrictions to the BENEFICIARY's growth capacity or to its technological development;

                        ii) restrictions to the BENEFICIARY's access to new markets; or

                        iii) restrictions to or loss of capacity of paying the financial obligations arising out of this transaction.

                (b) personnel reduction by the BENEFICIARY without complying with the provisions of Article Thirteen, item III;

                (c) non-compliance with the financial indexes set forth in Article Thirteen, item XII;

                                 SOLE PARAGRAPH

        In case of application of funds granted by this Contract in an activity other than that set forth in Article One, BNDES shall advise the Federal Department of Justice (Ministerio Publico Federal) about such fact for the sake of application of Law no. 7.492 of 16.06.86, without prejudice of the provisions of this article's caption.

ARTICLE TWENTY-THREE

MATURITY ON HOLIDAYS

Any installment relative to the amortization of the principal and charges falling due on Saturdays, Sundays or national holidays, including bank holiday, shall be transferred, for all the purposes and effects of this Contract, to the first subsequent working day, being the charges calculated up to such date, and starting from this date the subsequent period for charges determination and calculation hereunder.

ARTICLE TWENTY-FOUR

POWER GRANT TO BNDES

The BENEFICIARY authorizes, in this act, in an irrevocable and unchangeable form, the BNDES to receive directly from the Granting Power the indemnification due by the BENEFICIARY, as foreseen in the Concession Contract No. 018/97-DOTC/SFO/MC executed on November 4th, 1997, the amounts sufficient to settle de debts assumed by this Contract.

ARTICLE TWENTY-FIVE

PAYMENT OF THE BRIDGING LOAN

The BENEFICIARY and the Intervenients TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., hereby irrevocably grant, in an irrevocable and unchangeable form, to BNDES the power to use the funds from the present transaction to pay, with the resources from this present operation, in whole or in part, the debt balance of Contracts for Opening of Fixed Credits [Bridge Loan Program - Ponte-DIR-502/99] executed on November 8th, 1999, in the total amount of R$ 36,942,000.00 [thirty six million, nine hundred and forty two thousand Reais], between the above-mentioned Companies and the BANCO ALFA DE INVESTIMENTOS S.A.

ARTICLE TWENTY-SIX

REPRICING

The BENEFICIARY hereby agrees that the present contract will be repriced at the end of the 48th [forty eighth] month from the date hereof, being the spread increased from 3.8% to 5.8%, applied in accordance with the terms of Articles Four and Five, having the BENEFICIARY the option to anticipate the contract settlement at that time.

ARTICLE TWENTY-SEVEN

AUTHORIZATION

The BENEFICIARY authorizes, in this act, in an irrevocable and unchangeable form, the Intervenients TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., to withdraw, from the bank account referred in Item "a", of Sub-item I, of Clause Seventeen, the funds derived from this present operation, to invest in the project mentioned in Article One.

The BENEFICIARY submitted the Social Security Contributions Clearance (Certidao Negativa de Debito) CND no. 006182000-09601013, issued by Instituto Nacional do Seguro Social - INSS (Social Security Institute) on November 6, 2000.

The pages of the present Instrument are countersigned by Leila de Souza Sanches, BNDES' counsel, by authorization from the undersigned legal representatives.

And for being in agreement, the parties sign the present Instrument in 8 (eight) copies with the same content and for the same effect in the presence of the undersigned witnesses.

Rio de Janeiro, December 14th, 2000

On behalf of BNDES:

[illegible signature]
Francisco R. Gross - President

================================================================================

[illegible signature]
Aluysio Asti - Director

BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES
================================================================================

SIGNATURE SHEET OF CONTRACT NO. 00.2.608.3.1

ON BEHALF OF THE BENEFICIARY:

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELMA CELULAR S.A.,

ON BEHALF OF THE INTERVENIENTS:

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELE NORTE CELULAR PARTICIPACOES S.A.

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELEPARA CELULAR S.A.

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELAMAZON CELULAR S.A.

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELEAMAPA CELULAR S.A.

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELAIMA CELULAR S.A.

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
================================================================================

TELPART CELULAR S.A.

WITNESSES:

(ILLEGIBLE SIGNATURE)               (ILLEGIBLE SIGNATURE)
VICENTE  PAULO CAIXETA      LARA RADLER DOS GUARANYS
SECRETARY
CPF 359.247.137-68          CPF: 826.519.817-53

================================================================================
TELMA- Contract BNDES TELMA

         FINANCING CONTRACT THROUGH TRANSFER OF THE CONTRACTED LOAN WITH
       BANCO NACIONAL DE DESENVOLVIMENTO ECONOMICO E SOCIAL - BNDES FINEM
                            TJLP/CM-No. 066/2000-IC

Name of the FINANCIAL AGENTS:

BANCO ITAU S.A., a financial institution with headquarters at Rua Boa Vista 176, Centro, in the City of Sao Paulo, State of Sao Paulo, registered at the General Taxpayer's Registry CNPJ under No. 60.701.190/0001-04, represented in this act by the persons signing below on the signature's page; and

BANCO BRADESCO S.A., a financial institution with headquarters at the City of Osasco, State of Sao Paulo, at Cidade de Deus, registered at the General Taxpayer's Registry CNPJ under No. 60.746.948/0001-12, represented in this act by the persons signing on the signature's page; and

BANCO ALFA DE INVESTIMENTOS S.A., a financial institution with headquarters at the City of Sao Paulo, State of Sao Paulo, at Alameda Santos No. 466 - 4(0) andar, registered at the General Taxpayer's Registry CNPJ under No. 60.770.336/0001-65, represented in this act by the persons signing on the signature's page; and

Designated jointly as "Financial Agents" due to the constitution of the Consortium Contract signed between the Financial Agents on November 9th, 2000, and of which this Instrument is an inseparable and integrating part, it was established that the BANCO ITAU S.A, is determined to be the Leader of the Consortium, hereinafter so called, and which may be substituted, at any time by determination of the BNDES.

NAME OF THE BENEFICIARY

TELMA CELULAR S.A., hereafter referred to as BENEFICIARY, a joint stock company with head offices in the City of Sao Luiz do Maranhao, at Avenida Colares Moreira, Quadra 01, Lote 02, Ed. Planta Tower, Jardim Renascenca, registered with CNPJ under no. 02.340.278/0001-33, hereby represented by the undersigned representatives, and appearing also, in the capacity of INTERVENIENTS:

NAME OF THE INTERVENIENT AND GUARANTOR

      TELE NORTE CELULAR PARTICIPACOES S.A., stock company, with head office in the City of Brasilia, Distrito Federal, at SCN Quadra 03 Bloco A, Sobre Loja, Asa Norte, registered with CNPJ under no. 02.558.118/0001-65;

NAME OF THE COLLATERAL GUARANTORS

      TELEPARA CELULAR S.A. a stock company with head office in the City of Belem, in the State of Para, at Travessa Rui Barbosa 931, 8(0)andar, Reduto, registered with CNPJ under No. 02.361.554/0001-40, hereby represented by the undersigned representatives.

      TELAMAZON CELULAR S.A. a stock company with head office in the City of Manaus, in the State of Amazonas, at Avenida Guilherme Moreira No. 147, Centro, registered with CNPJ under No. 02.322.103/0001-01, hereby represented by the undersigned representatives.

      TELEAMAPA CELULAR S.A. a stock company with head office in the City of Macapa, in the State of Amapa, at Avenida General Gurjao No. 45, Centro, registered with CNPJ under No. 02.333.355/0001-28, hereby represented by the undersigned representatives.

      TELAIMA CELULAR S.A. a stock company with head office in the City of Boa Vista, in the State of Roraima, at Avenida Capitao Ene Garcez No. 154, Centro, registered with CNPJ under No. 02.369.651/0001-89, hereby represented by the undersigned representatives.

      referred to as the COLLATERAL GUARANTORS, hereby represented by the undersigned representatives;

The Intervenient and the Intervenient Guarantor, when jointly mentioned, shall be called simply Intervenients.

1)      DATA FROM THE CREDIT OPENING
        1.1)    Date: December 14th, 2000
        1.2)    Value of the deferred credit: Total amount of the Sub-credit
                "A", and "B"
                1.2.1)  Sub-credit "A": R$ 80,936,100.00
                1.2.2)  Sub-credit "B": R$ 32,882,500.00
        1.3)    Maturity date: January 15th, 2006
        1.4)    Term for use: 12/31/2000
                1.4.1)  Sub-credit "A": until 12/15/2002
                1.4.2)  Sub-credit "B": until 12/15/2002
        1.5)    Grace periods:
                1.5.1)  Sub-credit "A" and "B": Up to 12 [twelve months]
        1.6)    Decision DIR No.; date: Annex I of 609/2000 of 11/13/2000
        1.7)    Interest rate: 3.8% [three point eight per cent] p.a.,
                equivalent to 0.3113% per month.
        1.8)    Commission of the Financial Agents: 1.3% [one point three per cent] p.a. already included into the Interest Rate.
        1.9)    Credit reserve commission: 0.1% [one tenth] p.a.
        1.10)   Destination of the financing
                Transfer of the funds to the Beneficiary, for the purpose of financial support for the investments necessary for the expansion and modernization project of the Mobile Cell
                Telephony, Band "A", in the states of Amapa, Amazonas, Maranhao,
                Para and Roraima, as well as the payment of the Bridge Loan granted through the Contracts No. 502/99-IC, executed between the Banco Alfa de Investimentos S.A. and Telma Celular S.A.,
                Telepara Celular S.A., Telamazon Celular S.A., Teleamapa Celular
                S.A. and Telaima Celular S.A., on November 8th, 1999, in the amount of R$ 36,942,000.00 [thirty six million, nine hundred and forty two thousand Reais].
        1.11)   Guarantees:
                1.11.1) Guarantee granted by the Intervenient Guarantor above qualified, in the quality of joint debtors and main payees of the obligations derived from this Contract, as defined in Sub-item 21.1;
                1.11.2) Pledging part of the invoicing derived from the
                        collection of the cell telephone services, as established in Sub-item 21.1;
                1.11.3) 03 [three] Promissory Notes issued by the Beneficiary for the benefit of the Financial Agents, maturity at sight, in an amount corresponding to 130% [one hundred and thirty per cent] of the credit granted, by each one of the Financial Agents, as defined in Sub-item 21.3;

2)      NATURE AND ORIGIN OF THE CREDIT
        2.1) The credit now granted, divided into 02 [two] Sub-credits, in the amounts mentioned in the Sub-item 1.2, for the account of the Credit Opening Contract No. 91.2.149.6.1.013, executed on July 19th, 1991, between the BNDES and the Financial Agents, shall be funded by:
                2.1.1) Sub-credits "A": with ordinary resources from BNDES which are composed, among other sources, of funds from the Fundo de Amparo ao Trabalhador - FAT (Worker's Support Fund), funds from the FAT - Special Deposits and from the PIS/PASEP Participation Fund, allocated in accordance with the legislation applicable to each individual source and in compliance with the provisions of Sub-item 7.2;
                2.1.2) Sub-credit "B": considering base date of November 15, 2000, to be provided from foreign currency funds borrowed by BNDES and assigned according to Resolution no. 635/87 of January 13, 1987 issued by BNDES' Board of Directors, subject to the provisions of Sub-item 3.1.

3)      UPDATING SUB-CREDIT "B"
        3.1) From the base date mentioned in Sub-item 2.1.2, in accordance with the weighed average of the exchange variations applicable to the funds borrowed by BNDES in foreign currency without connection to loans under specific conditions, subject to the provisions of Sub-item 4.1, below falling upon the credit not drawn.

4)      UPDATING SUB-CREDIT "B" DEBT VALUE
        4.1) The debtor balance of the Beneficiary, included there the principal, interests, compensatory and default interests, expenses, commissions and all other charges, shall be updated every day by the weighed average of the exchange variations applicable to the funds borrowed by BNDES, in foreign currency, without connection to loans under specific conditions, subject to the specific provisions, determined in accordance with the following criteria:
                (I) daily determination by BNDES of its liabilities payable in foreign currency without connection with loans under specific conditions for the purpose of calculating the weighed averages to be applied to the exchange variations;
                (II) based on the liabilities position determined as provided for under item I, taking into account the closing sales rates of foreign currencies disclosed by the Brazilian Central Bank in the previous day.
        4.2) The weighed average of exchange rates referred to in this Article will be published by BNDES in the Official Daily Government Gazette (Diario Oficial da Uniao) (Section 3) on the 10th (tenth) and 25th (twenty-fifth) day of each month or in the first edition subsequent to those days in case the above-mentioned official Gazette is not published on those dates.

5)      CHANGE OF THE LEGAL CRITERIA FOR REMUNERATION OF FUNDS
        5.1) In the hypothesis the legal criterion for remunerating the resources allocated to BNDES from the PIS/PASEP Participation Fund and Work Support Fund - FAT is changed, the remuneration set forth in Item 09 [nine] may be, at BNDES' discretion, calculated according to the new remuneration criterion applicable to such resources or such other criterion indicated by BNDES that, besides preserving the actual value of the transaction, remunerates it at the same previous level. In such a case, the Financial Agents will advise the BENEFICIARY, in writing, about the change.

6)      PURPOSE
        6.1) The funds object of this present Contract shall be used by the Beneficiary in accordance with the purpose stipulated in Sub-item 1.10 [Destination of the financing] of the preamble.

7)      CREDIT AVAILABILITY
        7.1) The resources shall be made available to the Beneficiary, in installments and in accordance with the projects needs, respecting the financial programming of the BNDES, which is subordinated to the resources definition, for its application, by the National Monetary Council, and the availability of the resources derived from the Credit Opening Contract No. 91.2.149.6.1.013, referred in Sub-item 2.1, above mentioned.
        7.2) The amount of each installment of the Sub-Credit "A", made available to the Beneficiary shall be calculated in accordance with the criteria established in the law instituting the Long Term Interest Rates - TJLP, for the determination of the debtor balances of the financings contracted by the BNDES System until November 30th, 1994.
        7.3) The resources shall be transferred by the Financial Agents to the Beneficiary, in the following proportions, as agreed upon in the Consortium Constitution Agreement, integrating this
                Instrument:

      AGENTS                      PARTICIPATION IN R$
----------------------------------------------------------------------------
                     SUB-CREDIT A    SUB-CREDIT B        TOTAL       PERCENT
                                                       "A" + "B"
----------------------------------------------------------------------------
Banco Itau S.A.     42,491,452.50   17,263,312.50    59,754,765.00    52.50%
Banco Bradesco      18,210,622.50   7,398,562.50     25,609,185.00    22.50%
Banco Alfa de       20,234,025.00   8,220,625.00     28,454,650.00    25.00%
Investimento S.A.
----------------------------------------------------------------------------
TOTAL               80,936,100.00   32,882,500.00   113,818,600.00   100.00%

        7.4) The resources shall be transferred by the Financial Agents to the Beneficiary on the third [3rd] working day after receiving date the resources of the Sub-Credits "A", and until the second [2nd] working day after the receiving date of the Sub-Credits "B" resources.
        7.5) No liberation shall be made before the disbursement by BNDES to the Financial Agents, the amounts corresponding to each one of them, being hereby established that no responsibility shall fall upon the Financial Agents in the case BNDES interrupts the disbursements, or makes them only partially, or subordinates them to conditions not foreseen in this contract, or also, cancels, totally or partially, the credits granted to the Financial Agents, without their fault.
        7.6) If, for any reason, BNDES should not transfer to the Financial Agents the amounts necessary for the loan, or suspends any resources liberation for the transfer to the Beneficiary, this contract shall be rescinded, totally or partially, completely legally and independently of any judicial or extra-judicial interpellation, there being no rights against the Financial Agents by the Beneficiary, and consequently any pretension of indemnification or refunding of any damage derived from the same, or loss of profits because of the non concession of the credits, remaining in force, in the case of disbursement having been made, until its total settlement, all obligations until that date assumed, due to the force of the respective Contract.

8)      TERMS FOR USE, GRACE PERIOD AND AMORTIZATION
        8.1) The term for use of the resources shall be the one stipulated in Sub-Item 1.4.1, for the Sub-Credits "A" and the one stipulated in Item 1.4.2, for the Sub-Credits "B" and "C".
        8.2) The grace period shall be the one stipulated on Sub-item 1.5.1 for the Sub-Credit "A", and the one stipulated in the Sub-item 1.5.1, for the Sub-Credit "B", and shall be counted from the 15th, [fifteenth] subsequent day to the execution date of this Contract, extending to the nearest 15th [fifteenth] days of one of the following months: January, April, July and October.
        8.3) The amount of the debt shall be paid by the Beneficiary to the Financial Agents, in the term and form established as follows:
                (I) SUB-CREDIT "A": in 48 (forty eight) successive monthly installments, each one in the amount of the due principal of the debt under this Sub-credit divided by the number of amortization installments still not due, being the first installment due on January 15 (fifteen), 2002 and the last one on December 15 (fifteen) 2005, subject to the provisions of Sub-item 14.1 and following.
                (II) SUB-CREDIT "B": in 48 (forty eight) successive monthly installments, each one in the amount of the due principal of the debt under this Sub-credit divided by the number of amortization installments still not due, being the first installment due on February 15 (fifteen), 2002 and the last one on January 15 (fifteen) 2006, subject to the provisions of Sub-item 14.1 and following;
                8.3.1) The Beneficiary commits itself to settle on January 15 (fifteen) 2006, jointly with the last installment of the amortization, all obligations of this Contract.

9)      INTERESTS ACCRUING ON SUB-CREDIT "C"
        9.1) For the use of this Sub-credit, the Beneficiary is subject to interest at the interest rate determined in Sub-item 1.7, over the variable rate readjusted on a quarterly basis on the 16th (sixteenth) day of January, April, July and October on the basis of the weighed average cost of all fees and expenses incurred by BNDES in borrowing foreign currency funds without connection with loans under specific conditions in the civil quarter immediately prior to the month of readjustment of the above-mentioned interest rate. The interests shall be calculated day by day, by the proportional system, calculated on the debt balance updated as provided on the 15th [fifteenth] of January, April, July and October of each year, in the period comprised between December 15th, 2000 and January 15th, 2002, and every moth from February 15th, 2002 inclusive, jointly with the installments of the amortization of the principal and at the settlement of the debt in accordance with Sub-item 14.1, and following.

10)     INTERESTS ACCRUING ON SUB-CREDIT "A"
        10.1) Over the principal of the debt of the Beneficiary, interests shall accrue at the rate determined in Sub-item 1.7, over the Long Term Interest Rate, hereinafter designated TJLP, divulged by the Banco Central do Brasil [Brazil's Central Bank] included into the same the commission determined in Sub-item 1.8, observing the following determinations:
                10.1.1) When TJLP is higher than 6% (six percent) per annum:
                a) The amount corresponding to the TJLP portion above 6% (six percent) per annum shall be capitalized on the 15th (fifteenth) day of each month during the effectiveness of this Contract and on its expiry or settlement, subject to the provisions of Sub-Item 14.1, and calculated according to the following capitalization term, taking into consideration all the financial events occurred in the period:
                        TC = [(1 + TJLP)/1.06]N-360 - 1 (capitalization term equals to, open brackets, ratio of TJLP plus the unit to one and six hundredth, close brackets, raised to the power corresponding to the ratio of "n" to three hundred sixty, and deducting one unit from such a result), where:
                        TC - capitalization term;
                        TJLP - Long Term Interest Rate published by Brazilian Central Bank; and n - number of days between the financial event date and the date of capitalization, maturity or settlement of the obligation, being considered a financial event any and all facts of financial nature from which the debt balance under this Contract is or may be changed.
                b) The percentage above the TJLP (spread) mentioned in the caption of the Sub-item 1.7 plus the non-capitalized portion of the TJLP of 6% (six percent) per annum shall be calculated on the debit balance on the interest maturity dates mentioned in Sub-item 10.3 or on the date of expiry or settlement of this Contract, subject to the provision of item "a" and considering, for the purpose of calculation the daily interest, the number of days between the date of each financial event and the above-mentioned maturity dates.
                10.1.2) When TJLP is equal to or lower than 6% (six percent) per annum:
                        The percentage above the TJLP (spread) mentioned in the caption of the Sub-item 1.7, plus the TJLP shall be calculated on the debit balance on the interest maturity dates mentioned in Sub-item 10.3 or on the date of expiry or settlement of this Contract, being considered, for the purpose of calculating the daily interest, the number of days between the date of each financial event and the above-mentioned maturity dates.
        10.2) The amount referred to in Sub-item 10.1.1, sub-paragraph "a", to be capitalized and incorporated into the principal of the debt shall be payable in accordance with sub-paragraphs "a" and "b" of sub-item 8.3.
        10.3) The amounts determined in the grace periods in accordance with the terms of Sub-item 10.1.1, sub-paragraph "b", or Sub-item 10.1.2, shall be demanded quarterly, on the 15th [fifteenth] of March, July, September and December of each year, in the period comprised between December 15th, 2000 and December 15th, 2001, and monthly during the amortization period, jointly with the installments of the principal, and at the maturity or settlement of the Contract, observing the determinations of Sub-item 14.1.
        10.4) The commission of the Financial Agents is included into the interest rate of Sub-item 1.7, consisting of a differential indicated in Sub-item 1.8, being calculated over the liabilities in accordance with the same criteria for the interest payments.

11)     AMENDMENT OF THE INTERESTS RATE ACCRUING ON SUB-CREDITS "A" AND "B".
        11.1) From the 49th, [forty ninth] month of the term of the Contract, the interests foreseen in the Sub-items 9 and 10 shall accrue and be charged from the Beneficiary at a rate of 5.8% [five point eight percent] p.a., above the variable rate and the Long Term Interest Rate - TJLP, respectively, being hereby agreed upon among the parties, the restatement of the rate determined in Item 1.7, being nevertheless maintained the commission of the Financial Agents foreseen in Item 1.8, above mentioned.
        11.2) The Beneficiary may, nevertheless, make an anticipated payment of the total its debt on the 48th [forty eighth] month of the term of this contract.

12)     DEBT PROCESSING AND COLLECTION
        12.1) The Beneficiary shall amortize or settle the debt now assumed, through a debit into the bank account of its ownership, maintained before each one of the Financial Agents, obeying the proportions mentioned in Sub-Item 7.3. The amortization may be executed also through a bank cheque, bank compensation slip or Credit-into-Account document - DOC, since informed with at least 5 [five] working days in advance by the Beneficiary.
        12.2) The Financial Agents are hereby authorized by the Beneficiary, on the maturity date of the commitment, in a irrevocable and unappealable form to make the debit on its bank account, all amounts due derived from this contract, the settlement of these amounts remaining conditioned to the effective availability of a balance on the bank account where the debits are to be made. The insufficiency of balance in the bank account, shall be stated as a delay in the payment.
        12.3) At the criterion of each Financial Agent, the collection of the principal and the charges derived from the Sub-credits "A" and "B", shall be made through a collection advice, issued by the Financial Agents, with advance, so the Beneficiary may settle its obligations on the maturity dates.
        12.4) The Beneficiary may consult its balances on its bank accounts "Future Entries", on which the collection of the principal and charges shall be stated, with at least 05 [five] days in advance, who shall inform the amount due to settle the commitments on the maturity dates.
        12.5) Considering that the debt resulting from Sub-credit "B" is subject to daily updating as provided for in Item 4, above mentioned, the Collection Advice referred to in Item 12.3, shall be issued by BNDES showing a reference value in BNDES's Monetary Unit - UMBND, which quotation shall be obtained in BNDES' Financial Management Department of the International Financing Area - DEFIN/AF, being the value for payment in Brazilian currency calculated on the basis of the quotation valid for the actual payment date.
        12.6) The non-receipt of the Collection Advice shall not exempt the BENEFICIARY from its obligation to pay the principal and the charges on the dates established in this Contract.

13)     CREDIT RESERVE COMMISSION
        13.1) The BENEFICIARY shall pay to Financial Agents, in the proportion stipulated on Sub-item 7.3, the Credit Reserve Commission, determined in Sub-item 1.9, due every 30-day (thirty) period or fraction thereof, calculated on:
                a) the balance not drawn of each credit parcel, as of the day subsequent to the credit parcel availability up to the drawing date, when its payment will be due; and
                b) on the credit not drawn as of the day subsequent to its availability up to the cancellation date upon request by the BENEFICIARY or by initiative of BNDES, which payment will be due on the request date or on the date of BNDES decision, as the case may be;
                13.1.1) The incidence of the commission of the cases "a" and
                        "b", above mentioned, shall depend on the determination of the scheme of availability of resources by the BNDES.

14)     MATURITY ON BANK HOLIDAY
        14.1) The financial commitment relative to the amortization of the principal and charges falling due on Saturdays, Sundays or national holidays, including bank holiday, shall be transferred, for all the purposes and effects of this Contract, to the first subsequent working day, being the charges calculated up to such date, and starting from this date the subsequent period for charges determination and calculation hereunder.

15)     SPECIAL OBLIGATIONS OF THE BENEFICIARY
        15.1) Without prejudice to all other Items, the Beneficiary commits itself also:
                (a) to comply, as applicable, until the final settlement of the debt arising out of this Contract, with the "PROVISIONS APPLICABLE TO BNDES' CONTRACTS" as approved by

                        Resolution no. 665 of December 10, 1987 and partially amended by Resolution no. 775 of December 16, 1991, Resolution 863 of March 11, 1996, Resolution no. 878 of September 4, 1996, Resolution no. 894 of March 6, 1997 and Resolution 927 of April 1, 1998 all issued by BNDES's Board of Directors and published in the Official Daily Government Gazette (Section I) of December 29, 1987, December 27, 1991, April 8, 1996, September 24,
                        1996, March 19, 1997, and April 15, 1998, respectively;
                (b) to invest the resources obtained only in the execution of the project, object of this Contract and in accordance with the Table of Uses and Sources [Annex Iii]
                (c) to invest its own resources, foreseen for the execution of the project, in the amounts and terms defined in the Table of Uses and Sources [Annex III], as well as in its totality, the resources necessary for the coverage of eventual insufficiencies or accruals of the global budged of the project.
                (d) To communicate to the leader, any matters, which could take to changes of the project or the Table of Uses and Sources, indicating the measures, which the Beneficiary considers, should be taken.
                (e) To adopt, during the term of this Contract, measures and actions to be taken in order to avoid or correct damages to environment, safety and medicine at work, which may be caused by the project now financed.
                (f) To maintain in a regular form its commitments before the environmental organs, during the term of this Contract.
                (g) to provide training focused on job opportunities existing in the region and/or reemployment program to employ the workers in other companies if, as a function of the project referred to, the BENEFICIARY reduces its personnel during the validity of this Contract; for that purpose the BENEFICIARY must submit to Financial Agents appreciation a document specifying and evidencing the conclusion of negotiations with the dismissed workers' competent representation(s);
                (h) to maintain updated its commitments before ANATEL during the term of this Contract;
                (i) to forward correspondence, with copy to the Financial Agents and to BNDES, to the Granting Power, with copy to BNDES, requesting the inclusion of its debt with BNDES in the procedures relative to eventual indemnity calculation and that BNDES should be informed about any fact that could impair the purpose of the present transaction; a copy of this Contract must be attached to such correspondence;
                (j) to authorize the direct payment by the Granting Power to BNDES of indemnity due to the BENEFICIARY as provided for in the Concession Contract in such an amount so as to cover the Beneficiary's debt under this transaction
                (k)     [Intentionally omitted]
                (l) in case such indemnity mentioned in Item "I" above is not due, or insufficiency of resources derived from the mentioned indemnity, to pay directly to Financial Agents the financial obligations for the full settlement of the debt arising out of this transaction;
                (m) not to assign to nor commit with another creditor, without the previous agreement by the Financial Agents and BNDES, the revenues assigned as provided for in the "Contract for Collection, Deposit, with Intervention and other Agreements", hereinafter called "Bank Contract"[Annex I], remaining nevertheless valid and executable the pledge made in the scope of the Opening of Fixed Credits Contract [Program, Bridge Loan - DIR-502/99, executed between the Banco Alfa de Investimentos S.A., as Financial Agent and Telma Celular S.A., Telepara Celular S.A., Telamazon Celular S.A., Teleamapa Celular S.A. and Telaima Celular S.A., as beneficiaries, dated November 8th 1999, in the amount of R$ 36,942,000.00.
                (n) to issue securities at BNDES's discretion at any time during the validity of this Contract, being such securities fully subscribed by the Financial Agents and the BNDES with the partial or full utilization of the debt balance on the issuance date, subject to terms and average interest rate equivalent to those of the originally contracted transaction, as well as to agree with the subsequent public placement of such securities on the market, committing to perform all the acts required for such placement;

                (o)     to comply with the Brazilian legislation applicable to
                        foreign personnel and consultancy contracting;
                (p)     to respect the minimum nationalization indexes in the
                        project referred to in Article One, SOLE PARAGRAPH, as required in BNDES's Telecommunication Investment Support Program (consubstantiated through excerpt of Minutes of Meeting of BNDES' Board of Director no. 08/99 of 29.03.99) for the acquisition of equipment, and installation and erection services relative to the implantation project of cellular mobile telephone service (Band A) in the Beneficiary's concession area as described under Article One, SOLE PARAGRAPH, to be approved from time to time by FINAME;
                (q) not to provide privileged guarantees to other creditors without the agreement by BNDES;
                (r) from the date of the signature of this Contract, to link the revenues derived from the rendering cellular telephone services, to be deposited at the Trustee Bank, chosen in a common agreement between the Parties in order to warrant the accomplishment of the financial commitments derived from this operation, as determined in the above mentioned "Bank Contract";
                (s) to pay to the Financial Agents, for the sake of Performance Premium an amount corresponding to 0.5% (half percent) on the debt balance under this Contract calculated on the closing date of the Yearly Balance Sheet, to be paid in case the Item "Net Sales" (Net Operating Revenue) is equal to or higher than 110% (one hundred ten percent) of the Project's planned outcome according to the Projected Cash Flow in real terms (IGP-M) included as Annex II to this Contract, subject to the following:
                        s.1) the Performance Premium will be paid in the year subsequent to its determination in four equal installments, together with the payment of the debt principal;
                        s.2) the Performance Premium shall be apportioned between BNDES and the FINANCIAL AGENTS in the proportion of their individual participation in the transaction;
                        s.3) the Yearly Balance Sheet adopted as a basis for calculating the Performance Premium must be audited by independent auditors registered with Comissao de Valores Mobiliarios - CVM (Securities and Exchange Commission)
                (t) to accept the inclusion in the "Contract for Collection, Deposit, with Intervention and other Agreements", which draft is in Annex I hereto, of a mechanism of guarantee account under withholding of 140% of the value corresponding to the next installment falling due in the period if the company's "Net Sales" is lower than 70% of that foreseen in the cash flow agreed upon , in real terms (IGP-M), included in Annex V hereto, until such Net Sales becomes equal to or higher than the foreseen value;
                (u) to keep, during the validity of this Contract and until its final settlement, the following minimum financial indexes: of capitalization, current liquidity, EBITDA margin and debt coverage as calculated on the annual balance sheet or trial balance audited by independent auditors registered with the Securities and Exchange
                        Commission:

                        i) capitalization index (PL/AT): stockholder's equity divided by total assets, equal to or higher than 35% (thirty five percent);
                        ii) EBITDA margin: (EBITDA/ROLT): operating earnings before interest, income tax, depreciation and amortization divided by the net operating revenues, equal to or higher than 32% (thirty two percent);
                        iii) Debt coverage index (EBITDA/PC): operating earnings before interest, taxes, depreciation and amortization divided by the current liabilities, equal to or higher than 1.0 [one] in year 2001, and equal to or higher than 1.2 in year 2002, inclusive, until the final settlement of all obligations arising out of the present Contract;
                        iv) current liquidity index (AC/PC): current assets divided by current liabilities, equal to or higher than 1.10 in year 2000, equal to or higher than 0.80 in year 2001, and equal to or higher than 1.10 in year 2002 and after, until the final settlement of all obligations arising out of the present transaction;

                        v) Bank indebtedness index [DB/(EBITDA-IR)]; relation between the bank debts and the EBITDA, discounting the Income Tax, equal or less than 3.0, during the whole term of the Contract:
                                Where:
                                PL = stockholder's equity, AC = current assets, PC = current liabilities (including financing for periods equal to or lower than 12 months); EBITDA = operating earnings before interest, taxes, depreciation and amortization, ROL = net operating revenues, AT = total assets
                (v) to constitute the guarantees, in behalf of the BNDES and the Financial Agents, the guarantees foreseen in Item 19, Guarantee Conditions;
                (w)     [Intentionally omitted]
                (x) to authorize the Collateral Guarantors, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., to withdraw from their bank accounts, opened in function of this present operation, the funds derived from this present operation, for the investment in the Project;
                (x) to submit to the Leader, in 150 [one hundred and fifty] days, from the date of delivery of the last installment of the credit, a project conclusion report, in accordance with the model to be supplied by the BNDES;

16) OBLIGATIONS OF THE INTERVENIENT GUARANTOR AND THE INTERVENIENT TELEPART PARTICIPACOES S.A.
        16.1) The Intervenient Guarantor, qualified in the preamble of this Contract and the Intervenient TELEPART PARTICIPACOES S.A., qualified at the end of this Contract, assumes in this act the obligation of:
                (a) to take all the necessary steps to assure the compliance with the purpose of the present Contract;
                (b) to implement all the required acts to assure the execution of the investment plan as submitted to BNDES;
                (c) to immediately advise the Financial Agents and the BNDES about any fact or act that could hinder the compliance with the purpose referred to in Sub-item 1.10, of the present Contract, particularly as far as the agreed guarantees are concerned;
                (d) to previously advise the Financial Agents and the BNDES about any change that could take place in the ownership of the BENEFICIARY and the INTERVENIENT GUARANTOR;
                (e) to exert its direct or indirect controlling power over the BENEFICIARY so as to comply with the concession contract with the "Agencia Nacional de Telecomunicacoes ANATEL" [National Telecommunication Agency];
                (f) to fulfill its duties and responsibilities before the BENEFICIARY in accordance with articles 115, 116 and 117 of Law no. 6404 of 15.12.76.

17)     SPECIAL COMMITMENTS OF THE COLLATERAL GUARANTORS
        17.1) The Collateral Guarantors, TELEPARA CELULAR S.A., TELAMAZON CELULAR S.A., TELEAMAPA CELULAR S.A. and TELAIMA CELULAR S.A., qualified in the Preamble of this Contract, assume the following obligations:
                (a) to comply with the determinations of the "Dispositions Applicable to BNDES' Contracts", which is referred in Item "a", of Sub-item 15.1;
                (b) to invest the resources received from this present operation, solely in the execution of the project, object of this Contract;
                (c) to pledge the revenues derived from services rendered from cellular telephone, from the date of the signature of this Contract, to be deposited, exclusively, in the Banco Itau S.A., in order to guarantee the fulfillment of the financial obligations derived from this operation, as determined in the "Bank Contract".

18)     ACCELERATED MATURITY

        18.1) The Parties may declare the anticipated expiry of this Contract being the debt payable and any disbursement immediately suspended if, besides the hypotheses contemplated by Law, specially the non fulfillment of any obligation here agreed upon by the Beneficiary and/or Intervenients, before any of the Financial Agents, or also if the following should occur:
                (a) In case of application of funds granted by this Contract in an activity other than that set forth in Article One, BNDES shall advise the Federal Department of Justice (Ministerio Publico Federal) about such fact for the sake of application of Law no. 7.492 of 16.06.86, without prejudice of the provisions of this article's caption.
                (b) inclusion in the articles of association, by-laws or certificate of incorporation of the BENEFICIARY or the controlling companies of a provision according to which special quorum would be required for deciding or approving matters that impose limitations or hindrances to the control of any of these companies by the respective controllers, or the inclusion in those documents of a provision that imply in:
                        i) restrictions to the Beneficiary's growth capacity or to its technological development;
                        ii) restrictions to the Beneficiary's access to new markets; or
                        iii) restrictions to or loss of capacity of paying the financial obligations arising out of this transaction.
                (c) Company's reorganization process [split-up,, merger, incorporation, etc.], change of the main activity or the modification of the effective control, either directly or indirectly, of the Beneficiary, of any of the Intervenients, after the contracting of the operation, without the previous and express authorization of the BNDES and the Financial Agents, represented by the Leader.
                (d) personnel reduction by the BENEFICIARY without complying with the provisions of item "g" of Sub-item 15.1, above.;
                (e) non-compliance with the financial indexes set forth in item "p" of Sub-item 16.1 and 17.1, above by the Intervenient Guarantor and the Collateral Guarantors;
                (f) accelerated maturity of the Financing Contract signed between the Beneficiary and the BNDES on December 14th, 2000, object of the Decision No. DIR/608/2000-BNDES;
                (g) non fulfillment of any obligations by the Beneficiary, regarding any of the assumed commitments of the "Bank Contract"[Annex I], to this present contract;
                (h) judicial process, with decision in court, which could impair the accomplishment of the obligations and/or the assumed and constituted guarantees;
                (i) in the case of bankruptcy request or the request of a preventive forced agreement of the Beneficiary and/or any of the Intervenients.
                (j) If the financial indexes foreseen in Item "U', of the Sub-item 15.1, above, are not reached.

19)     FURTHER OBLIGATIONS FOR THE USE OF THE CREDIT
        19.1) Besides the fulfillment of the conditions foreseen in the "Dispositions" previously mentioned, and in the Follow-up Norms and Instructions referred in Article 2nd, of the same Dispositions, the use of the credits is subject, also, to the performance, by the Beneficiary and/or the Intervenients, of the following:
                (I)     FOR THE USE OF THE FIRST INSTALLMENT OF THE CREDIT:
                        (a) presentation of this Contract and its annexes, duly registered in the competent Public Registries;
                        (b) execution of the contract related to the direct financing of BNDES, for this present operation;
                        (c) deliver of the correspondence mentioned in Sub-item 14.1, Paragraph "i".
                        (d) Presentation of the Bank Contract [Annex IV], duly executed and registered;
                        (e) submission of evidence of hiring an audit firm/specialized consultancy to attest the accomplishment of the financial indexes referred to in Sub-item 15.1, Paragraph "u".
                (II)    FOR THE USE OF EACH INSTALLMENT OF THE CREDIT:

                        a)      Non existence of any fact of
                                financial-economical nature, which at criteria of the Financial Agents and/or BNDES may impair the execution of the business now financed, which could change or make unfeasible its execution, in the terms foreseen in the project approved by the BNDES;
                        (b) submission by the BENEFICIARY of Social Security Contributions Clearance (Certidao Negativa de Debito - CND) issued by Instituto Nacional do Seguro Social - INSS (Social Security Institute) obtained by the BENEFICIARY through the INTERNET and checked by BNDES in the site www.mpas.gov.br;
                        (c) proof that the beneficiary invested in the project the installment of the credit previously used, and that the same invested its part, in accordance with the values established in the Table Uses and Sources of the Annex I.
                        (d) submission of declaration that the BENEFICIARY fulfils the Brazilian legislation applicable to foreign labor and consultancy contracting
                (III) FOR THE USE OF THE RESOURCES FORESEEN FOR THE SETTLEMENT OF THE BRIDGE LOANS WHICH ARE REFERRED IN SUB-ITEM 1.10;
                        (a) Statement of proof, by the Financial Agents and by the BNDES, of the fulfillment by the Beneficiary of the conditions foreseen in the Credit Opening Contract mentioned in the referred Sub-item.

20)     RESPONSIBILITY FOR THE CHARGES AND EXPENSES
        20.1) It shall be in account of the Beneficiary, all charges, tributes, contributions and taxes falling upon this Contract and on the collection and execution of the guarantees related to the same, which the Financial Agents may be obliged to pay or support, since duly demonstrated, even in the hypotheses of a partial or total canceling of the opened credit, inclusive the expenses related to the registers/ entries at the competent Notary Public for Registers.
        20.2) The Beneficiary is hereby obliged to pay to the Financial Agents, as reimbursement of expenses, the Income Tax referring to the Sub-Credit "B", a percentage on the Interests referred in Sub-Item 9.1, corresponding to the weighed average rate of the Income Tax due over the charges remitted by BNDES to the creditors from foreign resources, without relationship to transfer in specific conditions, in the civil quarter preceding the months of readjustment of this percentage, to be determined, readjusted and requested the reimbursement in the same time as the interests referred in the above mentioned Sub-Item 9.1.

21)     GUARANTY CONDITIONS
        In order to assure the payment of any of the obligations derived from this contract, such as the principal of the debt, interests, commissions, conventional penalty and fines, the following guarantees are given to the Financial Agents, being considered as a whole, indivisible in relation to the debt value, agreeing expressly the Intervenient Guarantor regarding the conditions now agreed upon, answering jointly with all obligations assumed by the Beneficiary.

        21.1) GUARANTEE: The Intervenient Guarantor, duly qualified in the caption hereto, accepts the present Contract in its capacity of guarantor and main payer, and hereby expressly waives the benefits of articles 1.491, 1.499 and 1.503 of the Civil Code, and 261 and 262 of the Commercial Code, being jointly liable, up to the final settlement of this Contract, for the full and faithful fulfillment of the BENEFICIARY'S obligations hereunder by the Beneficiary, including the principal, interests, monetary restatement and further compensatory or default charges, judicial expenses, attorney's fees, and all other amounts which may be due in accordance with the terms of this Contract. The responsibility of the Guarantor shall not suffer any impairment, limitation or restriction derived from any type of agreement, postponement or decrease in the terms or indulgencies eventually granted by the Financial Agents to the Beneficiary, and it shall not be necessary that the Financial Agents make any type of notice regarding the matter to the Intervenient Guarantor. 21.1.1) Should a partial or total default of the Beneficiary occur, the Financial Agents shall collect the amounts due from the Intervenient Guarantor, who shall pay the same in a maximum term of 48 [forty eight] hours, from the delivery of the notice by the Leader, after the elapsing of this term, the Intervenient Guarantor authorizes the Financial Agents to make the debit of the amounts due [principal] and charges] on its bank account.
                21.1.2) In the hypothesis that the Intervenient Guarantor
                        requests a preventive forced agreement, has its bankruptcy or insolvency determined, as well as execution of a merger, split-up, incorporation or transference of its shareholdings, without previous notice to the Financial Agents, it shall imply in the right of the Financial Agents to request the substitution of the guarantees, which shall be done by the Beneficiary within 48 [forty eight] hours, from the date of delivery of the registered letter by mail or personally, under the penalty of acceleration of the maturity of the obligations foreseen in this contract.
                21.1.3) For all legal purposes, inclusive in the penal sphere, the Intervenient Guarantor declares that it is duly empowered to constitute this present guarantee, and that all obligations commit not only the Intervenient Guarantor, as its heirs and successors, of any kind, in accordance with Law.
        21.2) PLEDGING OF REVENUES: The Beneficiary and the Intervenient Guarantor pledge as guarantee, for the benefit of the Financial Agents, in an irrevocable and unappealable form, until the settlement of this Contract, inclusive during the grace period, its revenues derived from the rendering of cellular telephone services, collected by the Collecting Banks, listed in the Annex 1, through transference of the amounts in Reais, derived from these services, to the pledged account opened by the Beneficiary and by the Collateral Guarantors before the Leader, and the funds deposited in the referred account shall be used by the Financial Agents in the hypothesis of default of any obligation assumed by the Beneficiary in this contract, in the case an accelerated maturity is declared, as well as in the hypothesis that the determined percentage of Item "t" of Sub-item 15.1, is not reached.
                21.2.1) For the perfect consecution of the guarantee here
                        contracted, the Beneficiary and the Collateral Guarantors commits themselves to notify the Collecting Banks listed in the Annex 1, in the form of the correspondence as stated in Annex 2, so the same may transfer every day the totality of the collection, into the pledged account below specified of the Leader, who is nominated in this act as Centralizing Bank of these resources. For these purposes, the Beneficiary shall sign, in the same day, with the Centralizing Bank, the Financial Agents and the BNDES, the Bank Contract, as Annex I, through which the Leader shall remain responsible for the administration and centralization of the funds derived from the collection of the cellular phone bills from the consumers;
                21.2.2) In the hypothesis of default of the Beneficiary, the
                        Leader, in the quality of Mandatary Bank, is hereby authorized by the Beneficiary to block and to transfer, totally or partially, to the Financial Agents, in the proportion of the credits of each one of them, the funds deposited in the Pledged Account, through Credit Order Documents - DOC, of any type or nature, Payment orders or nominative cheques, who shall use the amounts transferred by the Mandatary Bank, obligatorily for the amortization or settlement of the quarterly and monthly amounts of the parcels of the principal plus charges, during the grace term and amortization, due by force of this Contract, accrued by the penalties stipulated in Sub-item 20 and sequence, remaining the Beneficiary personally responsible for any eventual remaining debtor balance, should the amounts retained not be sufficient to settle the totality of the debt; 21.2.3) This present Guarantee is given to the BNDES and to the Financial Agents in the proportion of 30% [thirty per cent] and 70% [seventy per cent] respectively.
        21.3) PROMISSORY NOTES: 01 [one] Promissory Note issued by the Beneficiary, pledged to the terms of this present contract, in an amount corresponding 130% [one hundred and thirty per cent] of the credit granted by each one of the Financial Agents, with maturity at sight, and presentation term of up to 01 [one] year after the maturity of this contract, remaining therefore, extended the term for presentation determined by Article 34 of the Uniform Law of Geneva, and Article 21 of Law 2044 of December 31st, 1908. On the Promissory Note must be placed the clause with the wording "not to the order".

                21.3.1) The Beneficiary commits to substitute the Promissory
                        Notes given in guarantee, by another one with an equivalent amount of 130% [one hundred and thirty per cent] of the debtor balance determined, every time and always when the amount of the same does not correspond to the percentage above determined, in 10 [ten] days terms from the date of the written request made by the Leader, under the penalty of an acceleration of the maturity of this Contract.

22)     INDEMNIFICATION PAYMENT AUTHORIZATION
        22.1) The Beneficiary in this act, in an irrevocable and unappealable form, authorizes the payment to the Financial Agents, by the National Telecommunications Agency - ANATEL, of the indemnifications due by the same, in the hypothesis of extinction of its concession, as foreseen in the Concession Contracts signed between that Regulatory Agency and the Beneficiary, in an amount sufficient as to settle the debt derived from this Contract.
        22.2) The payment authorization referred in Sub-item 22.1, is given to the BNDES and to the Financial Agents, in the proportion of 30% [thirty per cent] and 70% [seventy per cent] respectively.

23)     PAYMENT DELAY AND PENALTIES
        23.1) Should there be any default or accelerated maturity, the Beneficiary shall pay interests on late payment of 12% [twelve per cent] per year, plus the permanence commission, calculated at the market rate of the payment day, and the same shall not be lower than the highest charges rate collected during the duration of this contract;
        23.2) The market rate shall the highest rate effectively executed in the market with juridical entities in credit operations, excepting credit opening in bank accounts;
        23.3) In the case of judicial process, instead of permanence commission, the Beneficiary authorizes the Financial Agents to opt for the collection of the charges equivalent to the percentage of variation of the IGPM [General Market Price Index], published by the FGV - Getulio Vargas Foundation, or in its absence the IGP-DI [General Consumer Index] published by the FIPE - Foundation for Economic Researches of the USP;
        23.4) The Beneficiary shall pay also a penalty of 10% [ten per cent] and the collection expenses, inclusive costs and lawyer's fees;
        23.5) In case of default of any of the obligations under the responsibility of the Beneficiary and/or the Intervenients, or an accelerated maturity, the Financial Agents may:
                23.5.1) use for payment of the debit, the amounts the
                        Beneficiary may hold with the Financial Agents;
                23.5.2) retain values of its ownership.
        23.6) The payment to the Financial Agents of the principal shall not signify settlement of the charges foreseen in this contract.

24)     FINAL DISPOSITIONS
        24.1) If any changes should occur in the regulating norms of BNDES, so that the same may affect the matters agreed upon in this Contract, the Beneficiary will assume all the responsibility for its accomplishment.
        24.2) The eventual tolerance of the Financial Agents, regarding the rights instituted by this contract, shall not imply in any change or renouncing of the referred rights, which may be executed at any moment.
        24.3) The Beneficiary obliges itself not to convey or transfer the rights and obligations derived from this contract or in any for encumber the goods acquired by force of the project now financed, without an express authorization of the BNDES and/or the Financial Agents, under penalty of rescission of this Contract, which shall provoke the accelerated maturity of all obligations assumed by the same, making immediately enforceable the totality of the debt, comprising the principal and the accessories, without prejudice of all other measures and penalties which may be applied.
        24.4) The Beneficiary declares that in order to contract the object of this present Contact, it obtained all corporations' approvals requested by Law, and by its corporation's acts, and that the signatories have the powers to sign this present Contract

        24.5) Financial Agents are hereby allowed to mention in any divulgation they may make regarding their activities, the financial collaboration granted for the performance of this Contract.
        24.6) The Beneficiary and the Intervenient do hereby authorize the Financial Agents, to transmit and to consult information regarding them and/or related to this operation to the Credit Risk Central, maintained by the Banco Central do Brasil, in the form of the Resolution No. 2724 dated May 31st, 2000.
        24.7) The Beneficiary and the Intervenient constitute themselves, mutually and reciprocally, in an irrevocable and unappealable form, as attorney-in-fact, until the final payment of the debt now assumed, with powers to receive summons, notices and services of process, and also with the "ad judicia" powers for the venue in general, which may be subrogated to lawyers, everything related to judicial or extra-judicial procedures which may be brought against them by the Financial Agents, derived from this contract, and who may execute all acts which may be necessary for the good and faithful performance of this mandate.
        24.8) To settle the questions derived from this Contract, the venue of the Judicature of the Capital of the State of Sao Paulo is hereby elected, the Party promoting any suit may opt for the venue of its domicile.

And having agreed upon, the parties hereto sign this present Instrument in 12 (twelve) copies with the same content and for the same effect in the presence of the undersigned witnesses.

December 14th, 2000

                   [illegible signature] [illegible signature]
                                 BANCO ITAU S.A.

                                 Financial Agent

                   [illegible signature] [illegible signature]
                               BANCO BRADESCO S.A.
                                 Financial Agent

                   [illegible signature] [illegible signature]
                        BANCO ALFA DE INVESTIMENTOS S.A.
                                 Financial Agent

(illegible signature)        (illegible signature)
================================================================================
TELMA CELULAR S.A.

BENEFICIARY:

(illegible signature)        (illegible signature)
================================================================================
                      TELE NORTE CELULAR PARTICIPACOES S.A.
                             INTERVENIENT GUARANTOR:

(illegible signature)        (illegible signature)
================================================================================
                           TELPART PARTICIPACOES S.A.
                                  INTERVENIENT

(illegible signature)        (illegible signature)
================================================================================
                              TELEPARA CELULAR S.A.
                              Collateral Guarantor:

(illegible signature)        (illegible signature)
================================================================================
                             TELAMAZON CELULAR S.A.

                              Collateral Guarantor:

(illegible signature)        (illegible signature)
================================================================================
                             TELEAMAPA CELULAR S.A.
                              Collateral Guarantor:

(illegible signature)        (illegible signature)
================================================================================
                              TELAIMA CELULAR S.A.
                              Collateral Guarantor:

WITNESSES:

(illegible signature)        (illegible signature)
================================================================================


================================================================================
                       Telemig/ Contract BNDES Telma-Finem


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